     As Filed With The Securities And Exchange Commission on March 26, 1996

                                                   Registration No. 333-01721

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                            FORM S-8 POS Amendment #1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                           HERITAGE MEDIA CORPORATION

               (Exact name of issuer as specified in its charter)

               Iowa                                   42-1299303
     (State of incorporation)             (I.R.S. employer identification no.)

         One Galleria Tower                             75240
    13355 Noel Road, Suite 1500                       (Zip code)
            Dallas, Texas
(Address of principal executive office)

                              --------------------

           DIMAC Corporation's 1994 Stock Option and Stock Award Plan
                            (Full title of the plan)


                   James P. Lehr                       Bruce H. Hallett
      Senior Vice President--Chief Accounting      Crouch & Hallett, L.L.P.
            and Administration Officer               717 N. Harwood Street
            Heritage Media Corporation                    Suite 1400
                One Galleria Tower                   Dallas, Texas  75201
            13355 Noel Road, Suite 1500                 (214) 953-0053
               Dallas, Texas  75240
                  (214) 702-7380

         (Names, addresses and telephone numbers, including area codes, of agents for service)

                              --------------------

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLANS: Sales to the optionees of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

                              --------------------

                         CALCULATION OF REGISTRATION FEE

                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES        AMOUNT TO BE              OFFERING                AGGREGATE                AMOUNT OF
 TO BE REGISTERED           REGISTERED           PRICE PER SHARE          OFFERING PRICE          REGISTRATION FEE*
-------------------        ------------          ----------------       ----------------          -----------------
Class A Common Stock,
$0.01 par value            298,232 Shs.               $36.75               $10,960,026                   $3,780

-------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457, based on the average high and low prices of the registrant's Common Stock on March 4, 1996, as reported on the American Stock Exchange.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


     The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     (i) The registrant's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or (c) under the Securities Act of 1933 (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the registrant's latest fiscal year for which such statements have been filed.

     (ii) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above.

     (iii) The description of the registrant's Common Stock which is contained in a registration statement on Form 8-A filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Sections 851 and 856 of the Iowa Business Corporation Act provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, the adjudicating court determines that indemnification is proper under the circumstances.

     Article XIII, Section 1 of the registrant's Amended and Restated Articles of Incorporation and Article III, Section 13, Subsection 1 of the registrant's By-laws provide that no director shall be liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) any transaction from which such director derived an improper personal benefit, and (iv) under Section 833 of the Iowa Business Corporation Act.

     Article XIII, Section 2 of the registrant's Amended and Restated Articles of Incorporation and Article III, Section 13, Subsection 1 of the registrant's By-laws provide, in general, that the registrant shall indemnify its directors and officers under the circumstances defined in Sections 851 and 856 of the Iowa Business Corporation Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

      4(a) DIMAC Corporation's 1994 Stock Option and Stock Award Plan and related forms of stock option agreements (filed herewith).

      5        Opinion of Crouch & Hallett, L.L.P. (filed herewith).

     23(a)     Consent of KPMG Peat Marwick LLP (filed herewith)

     23(b)     Consent of Crouch & Hallett, L.L.P. (included as part of
               Exhibit 5).

ITEM 9.  UNDERTAKINGS.

               (1)  The undersigned registrant hereby undertakes:

                    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

                    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and the State of Texas, on the 26th day of March, 1996.

                                        HERITAGE MEDIA CORPORATION

                                        By /s/ James P. Lehr
                                           ___________________________________
                                             James P. Lehr, Senior Vice
                                             President--Chief Accounting and
                                             Administration Officer


               Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on March 26, 1996.

SIGNATURE                                 TITLE
---------                                 -----

/s/ James M. Hoak, Jr.
__________________________                Chairman of the Board
James M. Hoak, Jr.                        and Director


/s/ David N. Walthall
__________________________                President and Director
David N. Walthall                         (Principal Executive Officer)


/s/ Douglas N. Woodrum
__________________________                Executive Vice President - Chief
Douglas N. Woodrum                        Financial Officer (Principal
                                          Financial Officer)


/s/ James P. Lehr
__________________________                Senior Vice President--Chief
James P. Lehr                             Accounting and Administration
                                          Officer (Principal Accounting
                                          Officer)

/s/ James S. Cownie
__________________________                Director
James S. Cownie


                                     II-1



/s/ Joseph M. Grant
__________________________                Director
Joseph M. Grant


/s/ Clark A. Johnson
__________________________                Director
Clark A. Johnson


/s/ Alan R. Kahn
__________________________                Director
Alan R. Kahn



                                   INDEX TO EXHIBITS

                                                                                 Sequentially
    Exhibit                                                                        Numbered
    Number                       Description of Exhibits                             Page
    ------                       -----------------------                         -----------
      4(a)     DIMAC Corporation's 1994 Stock Option and Stock Award Plan and
               related forms of stock option agreements (filed herewith).

      5        Opinion of Crouch & Hallett, L.L.P. (filed herewith).

     23(a)     Consent of KPMG Peat Marwick LLP (filed herewith).

     23(b)     Consent of Crouch & Hallett, L.L.P. (included as part of
               Exhibit 5).